EXHIBIT 99.1

Contact:	David W. Brunton, Chief Financial Officer
SBE, Inc.
(925) 355-7700
davidb@sbei.com

SBE and Neonode Sign Amendment to Previously Announced Merger Agreement

SAN RAMON, CA - May 29, 2007 - SBE, Inc. (NASDAQ: SBEI), a provider of high-performance IP storage solutions serving remote back-up and disaster recovery applications, today announced that it has signed an amendment to its previously announced merger agreement with Neonode Inc. The amendment extends the date on which the parties may terminate the merger agreement if closing has not occurred, from May 31, 2007 to September 30, 2007, and specifies that upon closing of the merger, each outstanding share of Neonode common stock will be converted into the right to receive 3.5319 shares of SBE common stock, subject to adjustment for stock splits, combinations, reclassifications, reorganizations or similar corporate transactions.

SBE will also loan Neonode $1,000,000 for working capital purposes. The loan is evidenced by a senior secured note, ranking pari passu with the $10.0 million in Neonode senior secured notes already outstanding, and is due and payable on September 30, 2007. More details regarding the amendment and loan may be obtained from the Form 8-K filed today.

About SBE

SBE designs and provides IP-based storage networking solutions for an extensive range of business critical applications, including back-up and disaster recovery. SBE delivers a portfolio of scalable, standards-based hardware and software products designed to enable optimal performance and rapid deployment across a wide range of next-generation storage systems. Based in San Ramon, California, SBE is a publicly traded company (NASDAQ: SBEI) with products sold worldwide through direct sales, OEMs and system integration partners. More information is available at www.sbei.com.

SBE and the SBE logo are registered trademarks of SBE, Inc.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties, including statements about consummation of the proposed merger transaction. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, the ability of SBE and Neonode to comply with the closing conditions necessary in order to consummate the transactions. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q.

Additional Information and Where to Find It

In connection with the proposed merger and required stockholder approval, SBE intends to file with the Securities and Exchange Commission, or SEC, a proxy statement on Schedule 14A that will be mailed to the stockholders of SBE. INVESTORS AND SECURITY HOLDERS OF SBE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the stockholders as of a record date to be established for voting on the proposed merger. Investors and security holders will be able to obtain free copies of the proxy statement, as well as other filed materials containing information about SBE, at www.sec.gov, the SEC's website. Investors may also access the proxy statement and the other materials at www.sbei.com, or obtain copies of such material by request to SBE's Corporate Secretary at: SBE, Inc., 4000 Executive Parkway, Suite 200, San Ramon, CA 94583.

SBE and its officers and directors may be deemed to have participated in the solicitation of proxies from SBE's stockholders in favor of the approval of the merger. Information concerning SBE's directors and executive officers is set forth in the publicly-filed documents of SBE. Stockholders may obtain more detailed information regarding the direct and indirect interests of SBE and its directors and executive officers in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.